EXHIBIT 99.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                           RES ACQUISITION CORPORATION

                                      INTO

                        REPUBLIC ENGINEERED STEELS, INC.

                         (Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware)


            RES Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:
            FIRST:      That the Corporation owns at least ninety percent
      (90%) of all of the outstanding shares of each class of stock of Republic Engineered Steels, Inc., a Delaware corporation ("RESI").

            SECOND: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent dated September 18, 1998, determined to merge itself into RESI, with RESI being the surviving corporation (the "Surviving Corporation"):

                  RESOLVED that the Corporation merge itself into RESI
            with RESI being the surviving corporation (the "Merger").

                  RESOLVED that in accordance with 8 Del. C.
            ss.103(d) the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the "Effective Time").

                  RESOLVED that the Restated Certificate of
            Incorporation of RESI and the Amended and Restated






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            By-laws of RESI, each as effective immediately prior to the
            Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, but that upon the Effective Time such Certificate of Incorporation and By-laws of the Surviving Corporation shall be amended to read in their entirety as the Certificate of Incorporation of the Corporation and the By-laws of the Corporation, respectively, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation as set forth in Article FIRST of the Certificate of Incorporation of the Corporation shall be "Republic Engineered Steels, Inc."

                  RESOLVED that subject to the foregoing resolution the
            Certificate of Incorporation and By-laws of the Surviving Corporation otherwise shall remain unchanged by the Merger and in full force and effect until further amended in accordance with the General Corporation Law of the State of Delaware.

                  RESOLVED that the one share of the special preferred stock, par value $.01 per share (the "Special Preferred Stock"), of the Company previously outstanding has been redeemed and cancelled with the effect that such share of Special Preferred Stock is no longer outstanding.

                  RESOLVED that at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                        (i) Each share of common stock, par value $.01 per share
                  (the "Shares"), of RESI outstanding immediately prior to the Effective Time (other than Shares owned by RESI, RES Holding Corporation ("RES Holding"), the Corporation or by any other direct or indirect subsidiary of RES Holding, which shall be cancelled and retired without any conversion



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                  thereof and no payment or distribution therefor, and other than Shares held by stockholders who are entitled to demand and properly demand appraisal of their Shares pursuant to, and who comply with all of, the provisions of Delaware law relating thereto, which shall be entitled to the rights accorded by such law) shall be converted into the right to receive $7.25 in cash per share, payable to the holder thereof without interest thereon, less any required withholding taxes, upon the surrender to ChaseMellon Shareholder Services, L.L.C., as paying agent, of the certificate formerly representing such Share.

                        (ii) Each share of common stock, par value $.01 per
                  share, of the Corporation outstanding immediately prior to the Effective Time shall be converted into and shall thereafter evidence one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                        (iii) The directors of the Corporation immediately prior
                  to the Effective Time shall be the initial directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-laws of the Surviving Corporation until their successors shall be duly elected or appointed and shall duly qualify or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                        (iv) The officers of RESI immediately prior to the
                  Effective Time shall be the initial officers of the Surviving



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                  Corporation, each of such officers to hold office, subject to the applicable provisions of the certificate of Incorporation and Bylaws of the Surviving Corporation, until their successors shall be duly appointed and shall duly qualify or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

                  RESOLVED that the proper officers of the Corporation be, and they hereby are, authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge the Corporation into RESI and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said Merger.

            THIRD: The merger of the Corporation with and into RESI described herein has been approved by the sole stockholder of the Corporation pursuant to 8 Del. C. ss. 228.

            FOURTH: In accordance with 8 Del. C. ss.103(d) this Certificate of Ownership and Merger shall become effective upon its filing with the Secretary of State of the State of Delaware.




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            IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Ownership and Merger to be signed by its authorized officer, this 21st day of September 1998.



                                                  RES ACQUISITION CORPORATION


                                                  By:   /s/ David A. Stockman
                                                       -------------------------
                                                       Name:  David A. Stockman
                                                       Title: President



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